                                                                    EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SCHERING-PLOUGH CORPORATION

                          PURSUANT TO N.J.S. 14A:9-5(4)

                            DATED: SEPTEMBER 28, 2004

      The undersigned corporation certifies that it has adopted the following restated certificate of incorporation:

      FIRST: The name of the Corporation is Schering-Plough Corporation.

      SECOND: The Corporation is organized to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

      THIRD: The aggregate number of shares which the Corporation shall have authority to issue shall be two billion four hundred fifty million (2,450,000,000) shares to consist of:

      (a) Two billion four hundred million (2,400,000,000) Common Shares of the par value of Fifty Cents ($0.50) per share, and

      (b) Fifty million (50,000,000) Preferred Shares of the par value of One Dollar ($1.00) per share issuable in series to consist of:

            (1) Twelve million (12,000,000) Preferred Shares designated "Series A Junior Participating Preferred Stock,"

            (2) Twenty-eight million seven hundred fifty thousand (28,750,000) Preferred Shares designated "6.00% Mandatory Convertible Preferred Stock," and

            (3) Nine million two hundred fifty thousand (9,250,000) Preferred Shares whose designations have not yet been determined.

      FOURTH: The relative rights, preferences and limitations of each class and series are as follows:

      (a)   Common Shares.

            (1) Voting Rights. Each holder of record of Common Shares shall be entitled to one vote in person or by proxy for each share standing in his name on the books of the Corporation.

            (2) Dividends. Dividends may be paid on the Common Shares when and as declared by the Board of Directors after payment has been made, or funds have been set aside for payment, of all dividends, sinking funds, retirement funds or other retirement benefits to which the holders of Preferred Shares are entitled.

            (3) Liquidation. In the event of any liquidation or dissolution, after the full preferential amounts to which the holders of Preferred Shares and any other class having preference over the Common Shares have been paid or set aside, the holders of the Common Shares shall be entitled to receive the remaining assets of the Corporation available for distribution.

      (b)   Preferred Shares.

            (1) Issuance. The Board of Directors may issue the Preferred Shares in series and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each such series to the extent not fixed or limited by the provisions set forth herein (and subject to limitations prescribed by law).

            (2) Voting. Whenever accrued dividends on the Preferred Shares in an amount equivalent to six quarterly dividends shall not have been paid or declared and a sum sufficient for the payment thereof set aside, the holders of the Preferred Shares, voting separately as a class, shall be entitled to elect two directors at the next annual or special meeting of the shareholders. Such right of the holders of the Preferred Shares to elect two directors may be exercised until dividends in default on the Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set aside. When so paid or provided for, the right of the holders of the Preferred Shares to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend default or defaults. During any time that the holders of the Preferred Shares, voting as a class, are entitled to elect two directors as hereinabove provided, the holders of any series of Preferred Shares entitled to participate with the holders of the Common Shares in the election of directors shall not be so entitled to participate with the holders of the Common Shares in the election of such directors.

            At any annual or special meeting of the shareholders or any adjournment thereof at which the holders of Preferred Shares shall be entitled to elect two directors, if the holders of at least a majority of the Preferred Shares then outstanding shall be present or represented by proxy, then, by vote of the holders of at least a majority of the Preferred Shares then present or so represented at such meeting, the authorized number of directors of the Corporation shall be increased by two, and at such meeting, the holders of the Preferred Shares, voting as a class, shall be entitled to elect the additional directors so provided for. Whenever the holders of Preferred Shares shall be divested of special voting power as herein provided, the terms of all persons elected as directors by the holders of the Preferred Shares as a class shall terminate at the next annual meeting, and the authorized number of directors of the Corporation shall be reduced accordingly.

      (c)   Series A Junior Participating Preferred Stock.

      Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Shares has been designated with such series consisting of the number of shares, with such designations, voting powers, preferences, rights, qualifications, limitations and restrictions as are stated in Annex A attached hereto and incorporated herein by reference:

            Annex A Series A Junior Participating Preferred Stock.

      (d)   6.00% MANDATORY CONVERTIBLE PREFERRED STOCK:

                  Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Shares has been designated with such series consisting of the number of shares, with such designations, voting powers, preferences, rights, qualifications, limitations and restrictions as are stated in Annex B attached hereto and incorporated herein by reference:

            Annex B 6.00% Mandatory Convertible Preferred Stock

      FIFTH: The Board of Directors may divide the Preferred Shares into classes or series or both and may determine or change the designation, number of shares, relative rights, preferences and limitations of any class or series except as otherwise provided herein.

      SIXTH: The address of the Corporation's current registered office is:

                            2000 Galloping Hill Road
                          Kenilworth, New Jersey 07033

and the name of the Corporation's current registered agent at such address is Susan Ellen Wolf.

      SEVENTH: Neither the name "Schering" nor the name "Plough" shall be deleted from the name of the Corporation except with the affirmative vote of at least two-thirds of the shares at the time outstanding and entitled to vote.

      EIGHTH: The number of directors constituting the current Board of Directors is ten.

            The names and addresses of the directors are as follows:

      NAMES                                                   ADDRESSES
      -----                                                   ---------
Fred Hassan                                          2000 Galloping Hill Road
                                                     Kenilworth, New Jersey  07033

Philip Leder, M.D.                                   2000 Galloping Hill Road
                                                     Kenilworth, New Jersey  07033

Eugene R. McGrath                                    2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Richard de J. Osborne                                2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Hans W. Becherer                                     2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Kathryn C. Turner                                    2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Robert F.W. van Oordt                                2000 Galloping Hill Road
                                                     Kenilworth, New Jersey  07033

Carl E. Mundy, Jr.                                   2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Patricia F. Russo                                    2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

Arthur F. Weinbach                                   2000 Galloping Hill Road
                                                     Kenilworth, New Jersey 07033

      NINTH: Board of Directors

      (a) Number, Election and Terms. The business and affairs of the Corporation shall be managed by a Board of Directors which, subject to any rights of the holders of any series of Preferred Shares of the Corporation ("Preferred Shares") then outstanding to elect additional directors under specified circumstances, shall consist of not less than nine (9) nor more than twenty-one (21) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. At the 1985 annual meeting of shareholders, the directors shall be divided into three classes, as nearly equal in number as possible (but with not less than three directors in each class), with the term of office of the first class to expire at the 1986 annual meeting of shareholders, the term of office of the second class to expire at the 1987 annual meeting of shareholders and the term of office of the third class to expire at the 1988 annual meeting of shareholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

      (b) Shareholder Nomination of Director Candidates. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-laws.

      (c) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

      (d) Removal. Subject to the rights of the holders of any series of Preferred Shares then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      (e) Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Ninth entitled "Board of Directors", or to alter, amend, adopt any provision inconsistent with or repeal Sections 1 ("Number, Election and Terms"), 2 ("Removal") or 3 ("Newly Created Directorships and Vacancies") of Article V ("Directors"), Article VI ("Nominations of Director Candidates") or Article IX ("Amendment, Repeal, etc.") of the By-laws of the Corporation.

      TENTH: Shareholder Action

            Subject to the rights of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders unless all of the shareholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article entitled "Shareholder Action", or to alter, amend, adopt any provision inconsistent with or repeal
Article IV ("Shareholder Action") of the By-laws of the Corporation.

      ELEVENTH: Business Combinations

      (a)   Vote Required for Business Combinations.

            (1) Higher Vote for Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section (b) of this Article Eleventh, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article Eleventh, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

            (2) Definition of "Business Combination". The term "Business Combination" as used in this Article Eleventh shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

                  (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $50,000,000 or more; or

                  (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                  (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

      (b) When Higher Vote is Not Required. The provisions of Section (a) of this Article Eleventh shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (1) or
            (2) are met:

            (1) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the total number of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

            (2) Price, Form of Consideration and Procedural Requirements. All of the following conditions shall have been met:

                  (A) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Shares of the Corporation (the "Common Shares") in such Business Combination shall be at least equal to the sum of:

      (i) the greater of (x) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Shares acquired or beneficially owned by it that were acquired within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher, or (y) the Fair Market Value per share of Common Shares on the day after the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article Eleventh as the "Determination Date"), whichever is higher; and

      (ii) interest on the per share price calculated at the rate for 90-day United States Treasury obligations in effect on the Determination Date, compounded annually from that date until the Consummation Date, less the per share amount of cash dividends payable to holders of record on record dates occurring in the interim, up to the amount of such interest.

                  (B) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Shares (and other than Institutional Voting Stock, as hereinafter defined), in such Business Combination shall be at least equal to the sum of the following, unless such Business Combination is one in which the Corporation is to become the surviving entity and such class of outstanding Voting Stock is to remain outstanding without any change in its rights, preferences and limitations, in which case such aggregate amount shall be at least equal to the sum of (x) the higher of the amounts set forth in subparagraphs (i)(x) and (i)(z) below and (y) the amount set forth in subparagraph (ii) below [it being intended that the requirements of this paragraph (2)(B) shall be required to be met with respect to every such class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock]:

      (i) the greatest of (x) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired or beneficially owned by it that were acquired within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, (y) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or (z) the Fair Market Value per share of such class of Voting Stock on the day after the Announcement Date or on the Determination Date, whichever is higher; and

      (ii) interest on the per share price calculated at the rate of 90-day United States Treasury obligations in effect on the Determination Date, compounded annually from that date until the Consummation Date, less the per share amount of cash dividends payable on such class to holders of record on record dates occurring in the interim, up to the amount of such interest.

                  (C) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Shares) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                  (D) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this paragraph (2) (provided, however, that the failure of any shareholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this subparagraph (2)(D) from being satisfied).

                  (E) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:
      (i) except as approved by a majority of the total number of Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Shares of the Corporation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by a majority of the total number of Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the total number of Continuing Directors; and (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (F) After such Interested Shareholder has become an Interested Shareholder, such interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (G) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the total number of Continuing Directors so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the total number of Continuing Directors, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Shareholder).

      (c)   Certain Definitions. For the purposes of this Article Eleventh:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (A) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

                  (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                  (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (3) A person shall be a "beneficial owner" of any shares of Voting
      Stock:

                  (A) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            (4) In determining whether a person is an Interested Shareholder pursuant to paragraph (2) of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section (c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 23, 1985.

            (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (2) of this Section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            (7) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and who is recommended to succeed a Continuing Director by a majority of the total number of Continuing Directors then on the Board of Directors.

            (8) "Fair Market Value" shall mean: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the total number of Continuing Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the total number of Continuing Directors in good faith.

            (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(A) and (2)(B) of Section (b) of this Article Eleventh shall include the Common Shares and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

            (10) References to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            (11) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

      (d) Powers of the Board and the Continuing Directors. A majority of the entire Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eleventh, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Shareholder, a majority of the total number of Directors of the Corporation who would qualify as Continuing Directors shall have the power and duty to interpret all of the terms and provisions of this Article Eleventh, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article Eleventh, including, without limitation, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more, and (4) whether all of the applicable conditions set forth in paragraph (2) of Section
            (b) of this Article Eleventh have been met with respect to any Business Combination. Any determination pursuant to this Section (d) made in good faith shall be binding and conclusive on all parties.

      (e) No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article Eleventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

      (f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Shares or any other class of capital stock of the Corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this Certificate of Incorporation, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article Eleventh of this Certificate of Incorporation.

      TWELFTH: Anti-Greenmail

      (a) Except as expressly permitted in section (b) of this Article Twelfth, any purchase by the Corporation, or any Subsidiary (as hereinafter defined), of shares of Voting Stock (as hereinafter defined) from a 5% Shareholder (as hereinafter defined) at a per share price in excess of the Market Price (as hereinafter defined) at the time of such purchase of the shares so purchased shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the 5% Shareholder is the beneficial owner (as hereinafter defined) and (ii) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class.

      (b) The provisions of Section (a) of this Article Twelfth shall not be applicable to any purchase of shares of Voting Stock pursuant to (1) an offer made available on the same terms to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased or (2) a purchase program effected on the open market and not as a result of a privately-negotiated transaction.

      (c)   For the purposes of this Article Twelfth:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

            (3) "5% Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (A) is the beneficial owner, directly or indirectly, of more than five percent of the voting power of the outstanding shares of Voting Stock; or

                  (B) is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent of the voting power of the then outstanding shares of Voting Stock; or

                  (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any 5% Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (4) A person shall be a "beneficial owner" of any shares of Voting
      Stock:

                  (A) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            (5) For the purpose of determining whether a person is a 5% Shareholder pursuant to paragraph (3) of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (4) of this Section (c), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (6) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 28, 1987.

            (7) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purpose of the definition of a 5% Shareholder set forth in paragraph (3) of this Section (c) the term "Subsidiary" shall mean only a corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

            (8) "Market Price" shall mean the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any comparable system then in use (or any other system of reporting or ascertaining quotations then available), or, if such stock is not so quoted, the fair market value at the time in question of a share of such stock as determined by a majority of the entire Board of Directors in good faith.

      (d) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Twelfth, on the basis of information known to them after reasonable inquiry, (1) whether the provisions of this Article Twelfth are applicable to a particular transaction, (2) whether a person is a 5% Shareholder,
            (3) the number of shares of Voting Stock beneficially owned by any person and (4) whether a person is an Affiliate or an Associate of another person. The good faith determination of the Board of Directors shall be conclusive and binding for all purposes of this Article Twelfth.

      (e) Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), and in addition to any affirmative vote of the holders of Preferred Shares or any other class of capital stock of the Corporation or any series of any of the foregoing then outstanding which is required by law or by or pursuant to this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Twelfth.

      THIRTEENTH: Limitation of Liability, Indemnification and Insurance

      (a)   Elimination of Certain Liability.

            (1) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (A) in breach of such person's duty of loyalty to the Corporation or its shareholders, (B) not in good faith or involving a knowing violation of law or (C) resulting in receipt by such person of an improper personal benefit.

            (2) An officer of the Corporation shall not be personally liable, for the duration of any time permitted by law as it now exists or may hereafter be amended, to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (A) in breach of such person's duty of loyalty to the Corporation or its shareholders, (B) not in good faith or involving a knowing violation of law or (C) resulting in receipt by such person of an improper personal benefit.

      (b)   Indemnification and Insurance.

            (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, except as provided in paragraph (2) of this Section (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under this Section or otherwise.

            (2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written request has been received by the Corporation, the claimant may at any time thereafter apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Corporation any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (3) Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Section
      (b) shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

            (4) Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this Section (b) or otherwise.

            IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                      SCHERING-PLOUGH CORPORATION

                                      By: /s/ Susan Ellen Wolf
                                          Secretary, Associate General Counsel
                                          and Staff Vice President

                                     ANNEX A

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

      (1) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 12,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

      (2) Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.50 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth herein, or as otherwise provided by law or the Certificate of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      (4) Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (8) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      (9) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

      (10) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                     ANNEX B

                   6.00% MANDATORY CONVERTIBLE PREFERRED STOCK

      (1) Designation and Amount. This series of Preferred Shares shall be designated as "6.00% Mandatory Convertible Preferred Stock" (the "CONVERTIBLE PREFERRED STOCK") and the number of shares constituting such series shall be 28,750,000, with a par value of $1.00 per share.

      (2) Ranking. The Convertible Preferred Stock shall rank, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (a) senior to (i) the Common Stock, (ii) the Series A Preferred Stock and (iii) any class or series of capital stock issued by the Corporation which by its terms ranks junior to the Convertible Preferred Stock (collectively, the "JUNIOR SECURITIES"), (b) junior to any class or series of capital stock issued by the Corporation which by its terms ranks senior to the Convertible Preferred Stock (the "SENIOR SECURITIES"), and (c) pari passu with any other class or series of capital stock issued by the Corporation (the "PARITY SECURITIES"), in each case, whether now outstanding or to be issued in the future.

      (3) Dividends. (a) Dividends on the Convertible Preferred Stock will be payable quarterly when, as and if declared by the Board, or a duly authorized committee thereof, when the Corporation is legally permitted to do so, on each Dividend Payment Date, at the annual rate of $3.00 per share, subject to adjustment as provided for in Section 18(c). The initial dividend on the Convertible Preferred Stock for the first Dividend Period, commencing on the date of first issuance of the Convertible Preferred Stock (assuming a date of first issuance of August 10, 2004), to but excluding December 15, 2004, will be $1.0417 per share, and when, as and if declared, will be payable on December 15, 2004, provided that the Corporation is legally permitted to pay such dividends at such time. Each subsequent quarterly dividend on the Convertible Preferred Stock, when, as and if declared, will be $0.75 per share, subject to adjustment as provided for in Section 18(c). Dividends payable, when, as and if declared, on a Dividend Payment Date will be payable to Record Holders for the applicable Dividend Payment Date, except as otherwise provided in Section 6(a).

      (b) The amount of dividends payable on each share of Convertible Preferred Stock for each full quarterly period will be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Convertible Preferred Stock shall accrue and cumulate if the Corporation fails to declare one or more dividends on the Convertible Preferred Stock in any amount, whether or not the Corporation is then legally permitted to pay such dividends.

      (c) No interest or sum of money in lieu of interest shall be payable in respect of any dividend not paid on a Dividend Payment Date or any other late payment. The Corporation will also not pay Holders of the Convertible Preferred Stock any dividend in excess of the full dividends on the Convertible Preferred Stock that are payable as described above.

      (d) Dividends in arrears on the Convertible Preferred Stock not declared for payment or not paid on any Dividend Payment Date may later be declared by the Board, or a duly authorized committee thereof, and paid on any date fixed by the Board, or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Corporation on a record date selected by the Board, or a duly authorized committee thereof, which shall (i) not precede the date the Board, or an authorized committee thereof, declares the dividend payable and (ii) not be more than 60 days prior to the date the dividend is paid.

      (4) Payment Restrictions. (a) Unless all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock for all prior Dividend Periods have been paid, the Corporation may not:


            (i) declare or pay any dividend or make any distribution of assets on any Junior Securities, other than dividends or distributions in the form of Junior Securities and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

            (ii) redeem, purchase or otherwise acquire any Junior Securities or pay or make any monies available for a sinking fund for such Junior Securities, other than (A) upon conversion or exchange for other Junior Securities, (B) redemptions or purchases of any Series A Preferred Stock purchase rights or (C) the purchase of fractional interests in shares of any Junior Securities pursuant to the conversion or exchange provisions of such Junior Securities; or

            (iii) redeem, purchase or otherwise acquire any Parity Securities, except upon conversion into or exchange for other Parity Securities or Junior Securities and cash solely in lieu of fractional shares in connection with any such conversion or exchange, provided, however, that in the case of a redemption, purchase or other acquisition of Parity Securities upon conversion into or exchange for other Parity Securities
      (A) the aggregate amount of the liquidation preference of such other Parity Securities does not exceed the aggregate amount of the liquidation preference, plus accrued, cumulated and unpaid dividends, of the Parity Securities that are converted into or exchanged for such other Parity Securities, (B) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Securities does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the Parity Securities that are converted into or exchanged for such other Parity Securities and (C) such other Parity Securities contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, anti-dilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not materially less favorable, taken as a whole, to the Corporation or the Holders of the Convertible Preferred Stock than those contained in the Parity Securities that are converted or exchanged for such other Parity Securities.

      (5) Voting Rights. (a) Except as otherwise required by law, the Certificate of Incorporation or set forth in this Section 5, Holders of the Convertible Preferred Stock are not entitled to any voting rights and their consent shall not be required for the taking of any corporate action.

      (b) So long as any shares of Convertible Preferred Stock are outstanding, the Corporation will not, without the approval of the Holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, given in person or by proxy either at an annual meeting or at a special meeting called for that purpose, at which the Holders of the Convertible Preferred Stock shall vote separately as a single class, amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) any of the provisions of the Corporation's Certificate of Incorporation so as to affect adversely the rights, preferences or voting powers of the Holders of the Convertible Preferred Stock; provided that any amendment of the provisions of the Certificate of Incorporation so as to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Securities or Junior Securities shall be deemed not to affect adversely the rights, preferences or voting powers of the Holders of the Convertible Preferred Stock. Notwithstanding anything in this Section 5 to the contrary, any amendment, alteration or repeal of any of the provisions of the Corporation's Certificate of Incorporation occurring in connection with any merger or consolidation of the Corporation of the type described in Section 14(e)(i) or any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) of the type described in Section 14(e)(iv) shall be deemed not to adversely affect the rights, preferences or voting power of the Holders of the Convertible Preferred Stock, provided that, subject to Section 10, in the event the Corporation does not survive the transaction, the shares of the Convertible Preferred Stock will become shares of the successor Person, having in respect of such successor Person the same rights, preferences or voting powers of the Holders of the Convertible Preferred Stock immediately prior to the consummation of such merger, consolidation, or statutory exchange and shall be convertible into the kind and amount of net cash, securities and other property as determined in accordance with Section 14(e) hereof, provided further that following any such merger, consolidation or statutory exchange, such successor Person shall succeed to and be substituted for, and may exercise all of the rights and powers of the Corporation under the Convertible Preferred Stock.

      (c) If at any time dividends on the then-outstanding shares of Convertible Preferred Stock or any other class or series of Preferred Shares in an amount equivalent to six quarterly dividends, whether or not consecutive, shall not have been (i) paid or (ii)(A) declared and (B) a sum sufficient for the payment thereof set aside, the holders of Preferred Shares (including the Convertible Preferred Stock), voting separately as a single class, shall be entitled to increase the authorized number of directors on the Board by two and elect such two directors (the "PREFERRED STOCK DIRECTORS") at the next annual or special meeting of the shareholders called in the manner described below. At any such annual or special meeting of the shareholders, or any adjournment thereof, if the holders of at least a majority of the Preferred Shares then outstanding shall be present or represented by proxy, then, (1) by vote of the holders of at least a majority of the Preferred Shares, voting as a class, then present or so represented, the authorized number of directors of the Corporation shall be increased by two, and (2) at such meeting the holders of the Preferred Shares, voting as a class, shall be entitled to elect the

Preferred Stock Directors by vote of the holders of at least a majority of the Preferred Shares then present or so represented. Such right of the holders of the Preferred Shares to elect the Preferred Stock Directors may be exercised until all dividends in default on such Preferred Shares shall have been (i) paid in full or (ii)(A) declared and (B) a sum sufficient for the payment thereof set aside. When so paid or provided for, (i) the right of the holders of Preferred Shares to elect the Preferred Stock Directors shall cease, (ii) the terms of all of the Preferred Stock Directors shall terminate at the next annual meeting, and
(iii) the authorized number of directors of the Corporation shall be reduced accordingly. Not later than 40 days after such entitlement arises, the Board will convene a special meeting of the holders of Preferred Shares for the above purpose. If the Board fails to convene such meeting within such 40-day period, the holders of 10% of the outstanding Preferred Shares, considered as a single class, will be entitled to convene such meeting to elect the initial Preferred Stock Directors. Any director who shall have been elected by the holders of Preferred Shares as a class pursuant to this Section 5(c) may be removed at any time, either for or without cause by, and only by, the affirmative vote of the holders of record of a majority of the outstanding Preferred Shares given at a special meeting of such shareholders called for such purpose by the Corporation or at the annual meeting of shareholders, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Preferred Shares as a class pursuant to this Section 5(c) may be filled only by the holders of outstanding Preferred Shares at a meeting called for such purpose by the Corporation. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of special meetings of shareholders and the nomination of directors will apply with respect to any special meeting of the holders of Preferred Shares; provided that the notice of the nomination need only be delivered to the Secretary of the Corporation not more than 10 days after the Corporation (or the holders of 10% of the outstanding Preferred Shares, if applicable) has notified the holders of Preferred Shares of the date of the special meeting to elect the initial Preferred Stock Directors.

      (d) So long as any of the Convertible Preferred Stock is outstanding, the Corporation will not, without the approval of the Holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding and any class or series of Parity Securities then outstanding, voting together as a single class, given in person or by proxy either at an annual meeting or at a special meeting called for that purpose:

            (i) reclassify any of the Corporation's authorized shares into any shares of any class, or any obligation or security convertible into or evidencing a right to purchase such shares, ranking senior to the Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding up of the Corporation; or

            (ii) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class or series ranking senior to the Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding up of the Corporation; provided that the Corporation may issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any shares of capital stock ranking on a parity with or junior to the Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding up of the Corporation without the vote of the Holders of the Convertible Preferred Stock.

      (e) In exercising the voting rights set forth in this Section 5, each share of Convertible Preferred Stock shall have one vote per share. In any case where the Holders of the Convertible Preferred Stock are entitled to vote as a class with holders of Parity Securities or other classes or series of Preferred Shares, each class or series shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares.

      (6) Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation and before any amount shall be paid or distributed with respect to holders of any shares of capital stock of the Corporation then outstanding ranking junior to the Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, the Holders of the Convertible Preferred Stock at the time outstanding will be entitled to receive, out of the net assets of the Corporation legally available for distribution to shareholders, a liquidating distribution in the amount of $50.00 per share, subject to adjustment as provided for in Section 18(c), plus an amount equal to the sum of all accrued, cumulated and unpaid dividends, whether or not declared, for the portion of the then-current Dividend Period until the payment date and all prior Dividend Periods and such Holders shall be deemed to be the Holders of record for such Dividend Periods or portions thereof. After the payment to the Holders of the Convertible Preferred Stock of the full amounts provided for in this Section 6(a), the Holders of the Convertible Preferred Stock will have no right or claim to any of the Corporation's remaining assets.

      (b) For the purpose of this Section 6, none of the following shall constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

            (i) the sale, transfer, lease or conveyance of all or substantially all of the Corporation's property or business;

            (ii) the consolidation or merger of the Corporation with or into any other Person; or

            (iii) the consolidation or merger of any other Person with or into the Corporation.

      (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Convertible Preferred Stock then outstanding are not paid in full as provided in
Section 6(a) hereof, no distribution shall be made on account of any securities ranking pari passu with the Convertible Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up, unless a pro rata distribution is made on the Convertible Preferred Stock. The Holders of the Convertible

Preferred Stock then outstanding and the holders of any such securities then outstanding shall share ratably in any distribution of assets upon such liquidation, dissolution or winding up. The amount allocable to each series of such securities then outstanding will be based on the proportion of their full respective liquidation preference to the aggregate liquidation preference of the outstanding shares of each such series.

      (d) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty calendar days prior to any payment date stated therein, to the Holders of Convertible Preferred Stock, at the address shown on the books of the Corporation or the Transfer Agent; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      (7) Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Convertible Preferred Stock will automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 hereof, converted at the option of the Corporation pursuant to Section 9 hereof or pursuant to an exercise of a Merger Early Conversion right pursuant to
Section 10 hereof) on the Mandatory Conversion Date, into a number of shares of Common Stock equal to the Conversion Rate.

      (b)   The "CONVERSION RATE" shall be as follows:

            (i) if the Applicable Market Value of the Common Stock is equal to or greater than $22.27 (the "THRESHOLD APPRECIATION PRICE"), then the Conversion Rate shall be equal to 2.2451 shares of Common Stock per share of Convertible Preferred Stock (the "MINIMUM CONVERSION RATE"), which is equal to $50.00 divided by the Threshold Appreciation Price);

            (ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $17.96 (the "INITIAL PRICE"), then the Conversion Rate shall be equal to $50.00 divided by the Applicable Market Value of the Common Stock;

            (iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be equal to
2.7840 shares of Common Stock per share of Convertible Preferred Stock (the "MAXIMUM CONVERSION RATE"), which is equal to $50.00 divided by the Initial Price; and

            (iv) the Minimum Conversion Rate, the Maximum Conversion Rate, the Threshold Appreciation Price and the Initial Price are each subject to adjustment in accordance with the provisions of Section 14 hereof.

      (c) The Holders of Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount in cash equal to all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock, whether or not declared prior to that date, for the then current Dividend Period until the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), provided that the Corporation is legally permitted to pay such dividends at such time.

      (8) Early Conversion at the Option of the Holder. (a) Shares of the Convertible Preferred Stock are convertible, in whole or in part at the option of the Holder thereof ("EARLY CONVERSION") at any time prior to the Mandatory Conversion Date, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as set forth in Section 14 hereof.

      (b) Any written notice of conversion pursuant to Section 8 hereof shall be duly executed by the Holder, and specify:

            (i) the number of shares of Convertible Preferred Stock to be converted;

            (ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

            (iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

            (iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

      (c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be issued to a person other than the Holder surrendering the shares of Convertible Preferred Stock being converted, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

      (d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 8(b), compliance with Section 8(c), if applicable, and upon surrender of a certificate representing share(s) of Convertible Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Convertible Preferred Stock in certificated form, the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Convertible Preferred Stock that shall not have been converted.

      (e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Convertible Preferred Stock in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 8(b) hereof, compliance with Section 8(c), if applicable, and the surrender by such Holder or such Holder's designee of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).

      (f) A Holder of a share of Convertible Preferred Stock on the Early Conversion Date with respect to such share shall have the right to receive all accrued, cumulated and unpaid dividends, whether or not declared, for the portion of the then-current Dividend Period until the Early Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), provided that the Corporation is then legally permitted to pay such dividends. Except as described above, upon any optional conversion of the Convertible Preferred Stock, the Corporation will make no payment or allowance for unpaid dividends on the Convertible Preferred Stock.

      (9) Provisional Conversion. (a) Prior to the Mandatory Conversion Date, if the Closing Price of the Common Stock has exceeded 150% of the Threshold Appreciation Price for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date (the "PROVISIONAL CONVERSION NOTICE DATE") on which the Corporation notifies the Holders (pursuant to clause (b) below) that it is exercising its option to cause the conversion of the Convertible Preferred Stock pursuant to this Section 9, the Corporation may, at its option, cause the conversion of all, but not less than all, the shares of Convertible Preferred Stock then outstanding into shares of Common Stock at the Minimum Conversion Rate for each share of Convertible Preferred Stock, subject to adjustment as set forth in Section 14. The Corporation shall be able to cause this conversion only if, in addition to issuing the Holders shares of Common Stock, the Corporation is then legally permitted to, and does, pay the Holders in cash (i) an amount equal to any accrued, cumulated and unpaid dividends on the shares of Convertible Preferred Stock then outstanding, whether or not declared (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), plus (ii) the present value of all remaining future dividend payments on the shares of Convertible Preferred Stock then outstanding through and including the Mandatory Conversion Date. The present value of the remaining future dividend payments will be computed using a discount rate equal to the Treasury Yield.

      (b) A written notice (the "PROVISIONAL CONVERSION NOTICE") shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation on the Provisional Conversion Notice Date

(i) notifying such Holders of the election of the Corporation to convert and of the Provisional Conversion Date (as defined below), which date shall not be less than 30 days nor be more than 60 days after the Provisional Conversion Notice Date, and (ii) stating the Corporate Trust Office of the Transfer Agent at which the shares of Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and the Minimum Conversion Rate to be applied thereto. The Corporation shall also issue a press release containing such information and publish such information on its website on the World Wide Web, provided that failure to issue such press release or publish such information on the Corporation's website shall not act to prevent or delay conversion pursuant to this Section 9.

      (c) The Corporation shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Corporation, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock pursuant to this Section 9 and all funds necessary for the payment in cash of (i) an amount equal to any accrued, cumulated and unpaid dividends on the shares of Convertible Preferred Stock then outstanding, whether or not declared (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), plus (ii) the present value of all remaining future dividend payments on the shares of Convertible Preferred Stock then outstanding through and including the Mandatory Conversion Date, shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefor. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

      (d) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each Holder shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this Certificate of Amendment until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the Corporation of the Common Stock and payment of the funds to the Transfer Agent as described in paragraph (c) above, the Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Common Stock and any amounts to be paid hereunder.

      (e) The deposit of monies in trust with the Transfer Agent up to the amount necessary for the Provisional Conversion shall be irrevocable except that the Corporation shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders of the shares converted shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the

Corporation shall look only to the Corporation for such payment without interest.

      (10) Early Conversion Upon Cash Merger. (a) In the event of a merger or consolidation of the Corporation of the type described in Section 14(e)(i) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a "CASH MERGER"), then the Holders of the Convertible Preferred Stock shall have the right to convert their shares of Convertible Preferred Stock prior to the earlier of the Mandatory Conversion Date and the Provisional Conversion Notice Date, provided that the Provisional Conversion Date occurs within the period contemplated by Section 9(b) hereof, (such right of the Holders to convert their shares pursuant to this Section 10(a) being the "MERGER EARLY CONVERSION") as provided herein.

      (b) On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or the corporation surviving the Cash Merger (the "SURVIVING CORPORATION") or, at the request and expense of the Surviving Corporation, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the Merger Early Conversion right arising as a result thereof. The Surviving Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

            (i) the date, which shall be not less than 20 nor more than 35 calendar days after the date of such notice, on which the Merger Early Conversion will be effected (such date being the "MERGER EARLY CONVERSION DATE");

            (ii) the date, which shall be on, or one Business day prior to, the Merger Early Conversion Date, by which the Merger Early Conversion right must be exercised;

            (iii) the Conversion Rate in effect on the Trading Day immediately preceding such Cash Merger (calculated as if the Trading Day immediately preceding such Cash Merger were the Mandatory Conversion Date) and the kind and amount of securities, cash and other property receivable per share of Convertible Preferred Stock by the Holder upon conversion of shares of Convertible Preferred Stock pursuant to Section 10(d); and

            (iv) the instructions a Holder must follow to exercise the Merger Early Conversion right.

      (c) To exercise a Merger Early Conversion right, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office by 5:00 p.m., New York City time on or before the date by which the Merger Early Conversion right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Convertible Preferred Stock with respect to which the Merger Early Conversion right is being exercised, duly assigned or endorsed for transfer to the Surviving Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Surviving Corporation stating the Holder's intention to convert early in connection with the Cash Merger containing the information set forth in Section 8(b) and providing the Surviving Corporation with payment instructions.

      (d) If the Holder exercises its Merger Early Conversion right pursuant to the terms hereof, on the Merger Early Conversion Date the Surviving Corporation shall deliver or cause to be delivered the net cash, securities and other property entitled to be received by such exercising Holder, determined by assuming the Holder had converted its shares of Convertible Preferred Stock immediately before the Cash Merger at the Conversion Rate in effect on the Trading Day immediately preceding such Cash Merger calculated in accordance with
Section 7(b) hereof and that such Holder was not the counterparty to the Cash Merger or an affiliate of such other party and did not exercise any rights of election with respect to the kind or amount of consideration to be received. In the event a Merger Early Conversion right is exercised by a Holder in accordance with the terms hereof, (i) all references herein to Mandatory Conversion Date shall be deemed to refer to such Merger Early Conversion Date and (ii) if a Reorganization Event (other than the Cash Merger) has previously occurred, "Applicable Market Value" shall be deemed to refer to the Applicable Market Value of the Exchange Property as determined in accordance with Section 14(e). If a Holder does not elect to exercise the Merger Early Conversion right pursuant to this Section 10, in lieu of shares of Common Stock, the Surviving Corporation shall deliver to such Holder on the Mandatory Conversion Date, the Provisional Conversion Date or an Early Conversion Date, such net cash, securities and other property as determined in accordance with Section 14(e) hereof.

      (e) Upon a Merger Early Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Surviving Corporation as set forth above, deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Conversion, together with payment in lieu of any fraction of a share, as provided herein.

      (f) In the event that a Merger Early Conversion is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Merger Early Conversion the Surviving Corporation shall execute and the Transfer Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Surviving Corporation, a certificate evidencing the shares of Convertible Preferred Stock as to which Merger Early Conversion was not effected.

      (g) In the event that a Merger Early Conversion is effected with respect to shares of Convertible Preferred Stock, the Holder of such shares on the Merger Early Conversion Date with respect to such share shall have the right to receive an amount in cash equal to all accrued, cumulated and unpaid dividends, whether or not declared prior to the Merger Early Conversion Date, for the portion of the then-current Dividend Period until the Merger Early Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), provided that at such time the Corporation is then legally permitted to pay such dividends.

      (11) Conversion Procedures. (a) Upon issuance and delivery to the Transfer Agent of certificates representing shares of the Common Stock to be delivered upon conversion of the shares of Convertible Preferred Stock on the Mandatory Conversion Date, the Provisional Conversion Date, the Merger Early Conversion Date or any Early Conversion Date (collectively, a "CONVERSION DATE"), dividends on any shares of Convertible Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such shares of Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive any accrued, cumulated and unpaid dividends on such shares to which they are otherwise entitled pursuant to Section (7), (8) or (10) hereof, as applicable.

      (b) The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date, the Merger Early Conversion Date, the Provisional Conversion Date or any Early Conversion Date, as the case may be. No allowance or adjustment, except as set forth in Section 14, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date. Prior to such effective date, shares of Common Stock issuable upon conversion of any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.

      (c) Shares of Convertible Preferred Stock duly converted in accordance with this Certificate of Amendment, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance.

      (d) In the event that a Holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or the address to which the certificate or certificates representing such shares should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares to the address of such Holder shown on the records of the Corporation.

      (12) Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding. For purposes of this
Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

      (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

      (c) All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

      (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

      (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

      (13) Fractional Shares. (a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Convertible Preferred Stock.

      (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 7 hereof, any conversion at the option of the Corporation pursuant to Section 9 hereof or a conversion at the option of the holder pursuant to Section 8 or Section 10 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

            (i) in the case of a conversion pursuant to Section 7 or Section 9 hereof or a Merger Early Conversion pursuant to Section 10, the Current Market Price; or

            (ii) in the case of an Early Conversion pursuant to Section 8 hereof, the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

      (c) If more than one share of the Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

      (14) Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate and the number of shares of Common Stock to be delivered upon conversion shall be subject to the following adjustments.

            (i) Stock Dividends and Distributions. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in shares of Common Stock, each Fixed Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, shall be increased by dividing such Fixed Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this sub-section (i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

            (ii) Subdivisions, Splits and Combinations of the Common Stock. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, each Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, such Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

            (iii) Issuance of Stock Purchase Rights. In case the Corporation shall issue rights or warrants to all holders of its Common Stock (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, each Fixed Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Fixed Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of

      Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

            (iv) Debt or Asset Distribution. (A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section 14(a)(i) or Section 14(a)(ii) hereof, any rights or warrants referred to in Section 14(a)(iii) hereof, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 14(a)(iv)(B) below), each Fixed Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying such Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination and the denominator of which shall be such Current Market Price per share of the Common Stock less the then Fair Market Value of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this clause (iv)(A) is applicable, clause (iv)(B) of this Section 14(a) shall not be applicable.

                  (B) In the case of a Spin-Off, each Fixed Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying each Fixed Conversion Rate by a fraction, the numerator of which is the Current Market Price per share of the Common Stock plus the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price per share of the Common Stock. Any adjustment to the Conversion Rate under this clause (iv)(B) of this Section 14(a) will occur on the 15th Trading Day from, but excluding, the "ex-date" with respect to the Spin-Off.

            (v) Cash Distributions. In case the Corporation shall distribute cash to all holders of the Common Stock immediately after the close of business on such date for determination, each Fixed Conversion Rate will be adjusted by multiplying such Fixed

      Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders of the Corporation entitled to receive such distribution by a fraction, the numerator of which will be the Current Market Price of the Common Stock on the date fixed for such determination and the denominator of which will be the Current Market Price of the Common Stock on the date fixed for such determination minus the amount per share of such dividend or distribution; provided, that no adjustment will be made to either Fixed Conversion Rate for (i) any cash that is distributed in a Reorganization Event to which
      Section 14(e) applies or as part of a distribution referred to in paragraph (iv) of this Section 14(a), (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation (iii) any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation or (iv) any cash dividends on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed
      (x) $0.055 in any fiscal quarter in the case of a quarterly dividend or
      (y) $0.22 in the prior twelve months in the case of an annual dividend (each such number, the "DIVIDEND THRESHOLD AMOUNT"). The Dividend Threshold Amount is subject to an inversely proportional adjustment whenever the Fixed Conversion Rates are adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Fixed Conversion Rates pursuant to this clause (v) or clause (iii), (iv), (vi), (vii) or (viii) of this Section 14(a).

            If an adjustment is required to be made under this clause (v) as a result of a distribution that is a quarterly or annual dividend, the adjustment shall be based upon the amount by which the distribution exceeds the applicable Dividend Threshold Amount. If an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly or annual dividend, the adjustment shall be based upon the full amount of such distribution.

            (vi) Self Tender Offers and Exchange Offers. In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below in this Section)) of an aggregate consideration per share of Common Stock having a Fair Market Value that exceeds the Current Market Price per share of the Common Stock on the seventh Trading Day next succeeding the last date on which (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the eighth Trading Day after the date of the Expiration Time, each Fixed Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing such Fixed Conversion Rate in effect immediately prior to the opening of business on the eighth Trading Day after the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of
      (I) the Current Market Price per share of the Common Stock on the seventh Trading Day after the Expiration Time and (II) the number of shares of Common Stock outstanding (including any shares validly tendered and not withdrawn) at the Expiration Time less (y) the amount of cash plus the Fair Market Value of the aggregate consideration payable to shareholders in the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock on the seventh Trading Day after the Expiration Time and (y) the number of shares of Common Stock outstanding (including any shares validly tendered and not withdrawn) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

            (vii) Third Party Tender Offers and Exchange Offers. In case any Person other than the Corporation or any subsidiary of the Corporation makes a payment in respect of a tender offer or exchange offer in which, as of the last time (the "OFFER EXPIRATION TIME") that tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), the Board of Directors is not recommending rejection of the offer, then each Fixed Conversion Rate will be adjusted by multiplying the Fixed Conversion Rate in effect immediately prior to the close of business on the date of the Offer Expiration Time by a fraction (A) the numerator of which will be the sum of (x) the Fair Market Value of the aggregate consideration payable to all holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding less any such Accepted Purchased Shares and the Current Market Price of the Common Stock on the seventh Trading Day next succeeding the Offer Expiration Time and (B) the denominator of which will be the product of the number of shares of Common Stock outstanding, including any such Accepted Purchased Shares, and the Current Market Price of the Common Stock on the seventh Trading Day next succeeding the Offer Expiration Time. Such adjustment shall become effective as of the opening of business on the eighth Trading Day following the Offer Expiration Time.

            The adjustment referred to in this clause (vii) will only be made if
      (1) the tender offer or exchange offer is for an amount that increases the offeror's ownership of common stock to more than 30% of the total shares of Common Stock outstanding; and (2) the cash and Fair Market Value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price of the Common Stock on the seventh Trading Day next succeeding the Offer Expiration Time.

            However, the adjustment referred to in this clause will not be made if as of the Offer Expiration Time, the offering documents disclose a plan or an intention to cause the Corporation to engage in a consolidation or merger or a sale of all or substantially all of the Corporation's assets. In the event the offeror is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Fixed Conversion Rate shall be readjusted to what would have been in effect if such tender or exchange offer had not been made.

            (viii) Rights Plans. To the extent that the Corporation has a rights plan in effect on any Conversion Date, upon conversion of any Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate will be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

      (b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, if the Board deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

      (c) Calculation of Adjustments. (i) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date. If an adjustment is made to the Conversion Rate pursuant to Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi), 14(a)(vii) or 14(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i),
(ii) and (iii) of Section 7(b) will apply on the Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or 14(a)(vii) or 14(b) and
the denominator of which shall be the Conversion Rate immediately before such adjustment; provided, that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or
14(a)(vii) or 14(b) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Conversion Rate.

            (ii) No adjustment to the Conversion Rate need be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon conversion of the Convertible Preferred Stock, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Convertible Preferred Stock. The applicable Conversion Rate shall not be adjusted:

                  (A) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

                  (B) upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

                  (C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Convertible Preferred Stock were first issued;

                  (D) for a change in the par value or no par value of the Common Stock; or

                  (E)   for accrued, cumulated and unpaid dividends.

            (iii) The Corporation shall have the power to resolve any ambiguity or correct any error in this Section 14 and its action in so doing, as evidenced by a resolution of the Board, or a duly authorized committee thereof, shall be final and conclusive.

      (d) Notice of Adjustment. Whenever each Fixed Conversion Rate is to be adjusted in accordance with Section 14(a) or (b), the Corporation shall: (i) compute each Fixed Conversion Rate in accordance with Section 14(a) or (b) and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth each Fixed Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to each Fixed Conversion Rate pursuant to
Section 14(a) or (b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Convertible Preferred Stock of the occurrence of such event; and (iii) as soon as practicable following the determination of each revised Fixed Conversion Rate in accordance with Section 14(a) or (b) hereof, a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each revised Fixed Conversion Rate.

      (e)   Reorganization Events. In the event of:

            (i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

            (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

            (iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

            (iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) (any such event specified in this Section 14(e), a "REORGANIZATION EVENT");

each share of Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the Conversion Date) per share of Common Stock (the "EXCHANGE PROPERTY") by a holder of Common Stock that (1) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such person, a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates, and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then, for the purpose of this Section 14(e) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock in accordance with Section 7, 8 or 9 hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date. The applicable Conversion Rate shall be (x) the Minimum Conversion Rate, in the case of an Early Conversion Date or a Provisional Conversion Date, and
(y) determined based upon the definition of Conversion Rate set forth in Section 7, in the case of the Mandatory Conversion Date.

      For purposes of this Section 14(e), "APPLICABLE MARKET VALUE" shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 14(e), the term "CLOSING PRICE" shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 14(e), references to Common Stock in the definition of "TRADING DAY" shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

      The above provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

      The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14(e).

      (15) Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

      (b) The Corporation is not required to issue any certificates representing the Convertible Preferred Stock on or after the Mandatory Conversion Date or any Provisional Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date or any Provisional Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

      (16) Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and Paying Agent for the Convertible Preferred Stock shall be The Bank of New York. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Convertible Preferred Stock.

      (17) Form. (a) Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form with the global legend (the "GLOBAL SHARES LEGEND"), as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a "GLOBAL PREFERRED SHARE"), which is hereby incorporated in and expressly made a part of this Certificate of Amendment. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Convertible Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Convertible Preferred Shares, this Certificate of Amendment or the Certificate of Incorporation. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a "clearing agency" registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

      (b) (i) An Officer shall sign the Global Preferred Share for the Corporation, in accordance with the Corporation's bylaws and applicable law, by manual or facsimile signature.

      (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

      (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

      (18) Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Amendment) with postage prepaid, addressed: (i) if to the Corporation, to its office at 2000 Galloping Hill Road, Kenilworth, NJ 07033 (Attention: the Secretary) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate of Amendment, or (ii) if to any Holder of the Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

      (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (c) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board and submitted by the Board to the Transfer Agent.

      (19) Definitions. Unless otherwise defined herein, capitalized terms used in this Certificate of Amendment shall have the following meanings:

      "ACCEPTED PURCHASED SHARES" shall have the meaning set forth in Section 14(a)(vii) hereof.

      "AFFILIATE" shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

      "AGENT MEMBERS" shall have the meaning set forth in Section 17(a) hereof.

      "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of the Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Mandatory Conversion Date.

      "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

      "BOARD" means the Board of Directors of the Corporation.

      "BUSINESS DAY" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

      "CASH MERGER" shall have the meaning set forth in Section 10(a) hereof.

      "CERTIFICATE OF AMENDMENT" means the Certificate of Amendment of the Certificate of Incorporation dated August 5, 2004.

      "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Corporation, as amended.

      "CLOSING PRICE" means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price, of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on the New York Stock Exchange on that date. If the Common Stock or any such securities distributed in a Spin-Off, as the case may be, is not then traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock or such securities on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such securities is so listed or quoted, or if the Common Stock or such securities is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock or such securities is so reported, the last quoted bid price for the Common Stock or such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if that bid price is not available, the market price of the Common Stock or such securities on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation. For the purposes of this Certificate of Amendment, all references herein to the closing sale price of the Common Stock on the New York Stock Exchange shall be such closing sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price on the website of the New York Stock Exchange shall govern.

      "COMMON STOCK" as used in this Certificate of Amendment means the Corporation's Common Shares, par value $0.50 per share, as the same exists at the date of filing of this Certificate of Amendment relating to the Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 14(e), shares of Common Stock issuable on conversion of shares of Convertible Preferred Stock shall include only shares of the class designated as Common Shares of the Corporation at the date of the filing of this Certificate of Amendment with the Secretary of State of the State of New Jersey or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

      "CONVERSION DATE" shall have the meaning set forth in Section 11(a) hereof.

      "CONVERSION RATE" shall have the meaning set forth in Section 7(b) hereof.

      "CONVERTIBLE PREFERRED STOCK" shall have the meaning set forth in Section 1 hereof.

      "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

      "CURRENT MARKET PRICE" per share of Common Stock on any date means the average of the daily Closing Prices for the five consecutive Trading Days preceding the earlier of the day preceding the date in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades without the right to receive the issuance or distribution. For the purposes of determining the adjustment to the Conversion Rate for the purposes of Section 14(a)(iv)(B) hereof the Current Market Price per share of Common Stock means the average of the Closing Prices over the first ten Trading Days commencing on and including the fifth Trading Day following the "ex-date" for such distribution.

      "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      "DEPOSITARY" means DTC or its nominee or any successor appointed by the Corporation.

      "DIVIDEND PAYMENT DATE" means (i) the 15th calendar day of March, June, September and December of each year, or the following Business Day if such day is not a Business Day, prior to the Mandatory Conversion Date and (ii) the Mandatory Conversion Date.

      "DIVIDEND PERIOD" means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the first date of issuance of the Convertible Preferred Stock.

      "DIVIDEND THRESHOLD AMOUNT" shall have the meaning set forth in Section 14(a)(v) hereof.

      "DTC" means The Depository Trust Company.

      "EARLY CONVERSION" shall have the meaning set forth in Section 8(a) hereof.

      "EARLY CONVERSION DATE" means the effective date of any early conversion of Convertible Preferred Stock pursuant to Section 8 hereof.

      "EXCHANGE PROPERTY" shall have the meaning set forth in Section 14(e) hereof.

      "EXPIRATION TIME" shall have the meaning set forth in Section 14(a)(vi) hereof.

      "FAIR MARKET VALUE" means (a) in the case of any Spin-Off, the fair market value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day after the "ex-date" for such Spin-Off, and (b) in all other cases the fair market value as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board.

      "FIXED CONVERSION RATES" means the Maximum Conversion Rate and the Minimum Conversion Rate.

      "GLOBAL PREFERRED SHARE" shall have the meaning set forth in Section 17(a) hereof.

      "GLOBAL SHARES LEGEND" shall have the meaning set forth in Section 17(a) hereof.

      "HOLDER" means the person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

      "INITIAL PRICE" shall have the meaning set forth in Section 7(b) hereof.

      "JUNIOR SECURITIES" shall have the meaning set forth in Section 2 hereof.

      "LIQUIDATION PREFERENCE" means, as to the Convertible Preferred Stock, $50.00 per share.

      "MANDATORY CONVERSION DATE" means September 14, 2007 or as otherwise treated as having occurred pursuant to Section 10(b)(iii), 10(d) or 14(e), as applicable.

      "MAXIMUM CONVERSION RATE" shall have the meaning set forth in Section 7(b)(iii) hereof.

      "MERGER EARLY CONVERSION" shall have the meaning set forth in Section 10(a) hereof.

      "MERGER EARLY CONVERSION DATE" shall have the meaning set forth in Section 10(b) hereof.

      "MINIMUM CONVERSION RATE" shall have the meaning set forth in Section 7(b)(i) hereof.

      "NON-ELECTING SHARE" shall have the meaning set forth in Section 14(e) hereof.

      "OFFER EXPIRATION TIME" shall have the meaning set forth in Section 14(a)(vii) hereof.

      "OFFICER" means the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

      "OFFICER'S CERTIFICATE" means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

      "PARITY SECURITIES" shall have the meaning set forth in Section 2 hereof.

      "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

      "PREFERRED STOCK DIRECTOR" shall have the meaning set forth in Section 5(c) hereof.

      "PROVISIONAL CONVERSION DATE" means the date fixed for conversion of shares of Convertible Preferred Stock into shares of Common Stock pursuant to
Section 9 above or, if the Corporation shall default in the cash payment of (1) an amount equal to any accrued, cumulated and unpaid dividends on the shares of Convertible Preferred Stock then outstanding, whether or not declared (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), plus (2) the present value of all remaining future dividend payments on the shares of Convertible Preferred Stock then outstanding, through and including the Mandatory Conversion Date, in each case, when the Corporation is legally permitted to and makes such payment.

      "PROVISIONAL CONVERSION NOTICE" shall have the meaning set forth in
Section 9(b) hereof.

      "PROVISIONAL CONVERSION NOTICE DATE" shall have the meaning set forth in
Section 9(a) hereof.

      "PURCHASED SHARES" shall have the meaning set forth in Section 14(a)(vi) hereof.

      "RECORD DATE" means the later of (i) the 1st calendar day (or the following Business Day if the 1st calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board, or an authorized committee of the Board, declares the dividend payable.

      "RECORD HOLDER" means the Holder of record of the Convertible Preferred Stock as they appear on the stock register of the Corporation at the close of business on a Record Date.

      "REORGANIZATION EVENT" shall have the meaning set forth in Section 14(e) hereof.

      "SENIOR SECURITIES" shall have the meaning set forth in Section 2 hereof.

      "SERIES A PREFERRED STOCK" means the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation.

      "SPIN-OFF" means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

      "SURVIVING CORPORATION" shall have the meaning set forth in Section 10(b) hereof.

      "THRESHOLD APPRECIATION PRICE" shall have the meaning set forth in Section 7(b) hereof.

      "TRADING DAY" means a day on which the Common Stock:

      (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

      (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

      "TRANSFER AGENT" means The Bank of New York acting as transfer agent, registrar and paying agent for the Convertible Preferred Stock, and its successors and assigns.

      "TREASURY YIELD" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the Mandatory Conversion Date; provided, however, that if the then remaining term to the Mandatory Conversion Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the then remaining term to the Mandatory Conversion Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

                                                                       EXHIBIT A

               FORM OF 6.00% MANDATORY CONVERTIBLE PREFERRED STOCK

SEE REVERSE
FOR LEGEND

Number:  [-]

6.00% Mandatory Convertible Preferred Stock                           [-] Shares


                           SCHERING-PLOUGH CORPORATION            CUSIP NO.: [-]

                                FACE OF SECURITY

This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 6.00% Mandatory Convertible Preferred Stock, par value $1.00 each of Schering-Plough Corporation (hereinafter called the Corporation), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of Schering-Plough Corporation and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated       Countersigned and Registered
            The Bank of New York
            Transfer Agent and Registrar

            By
              --------------------------------         ------------------        ---------------------------
                   Authorized Signature                     Secretary                  Chairman and Chief
                                                                                        Executive Officer

                               REVERSE OF SECURITY

                           SCHERING-PLOUGH CORPORATION

      The shares of 6.00% Mandatory Convertible Preferred Stock (the "MANDATORY CONVERTIBLE PREFERRED STOCK") will automatically convert on September 14, 2007 into a number of common shares, par value $0.50 per share, of the Corporation (the "COMMON SHARES") as provided in the Certificate of Amendment of the Certificate of Incorporation of the Corporation relating to the Mandatory Convertible Preferred Stock (the "CERTIFICATE OF AMENDMENT"). The shares of the Mandatory Convertible Preferred Stock are also convertible at the option of either the holder or the Corporation, respectively, into Common Shares at any time prior to September 14, 2007 as provided in the Certificate of Amendment. The preceding description is qualified in its entirety by reference to the Certificate of Amendment, a copy of which will be furnished by the Corporation to any shareholder without charge upon request addressed to the Secretary of the Corporation at its principal office in Kenilworth, New Jersey, or to the Transfer Agent named on the face of this certificate.

The Corporation will furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Kenilworth, New Jersey, or to the Transfer Agent named on the face of this certificate.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                   ASSIGNMENT

For value received, -------------------hereby sell, assign and transfer unto

Please Insert Social Security or
Other Identifying Number of Assignee

--------------------------------------------

--------------------------------------------------------------------------------
 (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint



Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated -------------------



                                                     ----------------------

                       NOTICE: The Signature to this Assignment Must Correspond
                               with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED


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(Signature Must Be Guaranteed by a Member
of a Medallion Signature Program)